As filed with the Securities and Exchange Commission on August 13, 1997

                                                      Registration No. 333-
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              BIONX IMPLANTS, INC.
             (Exact name of registrant as specified in its charter)

    Delaware                                                22-3458598
(State or other jurisdiction of                            (I.R. S. Employer)
incorporation or organization)                              Identification No.)

1777 Sentry Parkway West, Gwynedd Hall, Suite 400
Blue Bell, Pennsylvania 19422                                 19422
(Address of Principal Executive Offices)                    (Zip Code)

                              BIONX IMPLANTS, INC.
                      1996 STOCK OPTION/STOCK ISSUANCE PLAN
                            (Full title of the plan)

                                David W. Anderson
                              Bionx Implants, Inc.
                1777 Sentry Parkway West, Gwynedd Hall, Suite 400
                          Blue Bell, Pennsylvania 19422
            (Name, address and telephone number, including area code,
                              of agent for service)

                                 with a copy to:
                            Peter H. Ehrenberg, Esq.
                Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C.
                              65 Livingston Avenue
                           Roseland, New Jersey 07068

                         CALCULATION OF REGISTRATION FEE
_______________________________________________________________________________
                                  Proposed        Proposed
Title of                          maximum         maximum
securities                        offering        aggregate       Amount of
to be             Amount to be    price per       offering        registration
registered        registered      unit (1)        price           fee
________________________________________________________________________________

Common Stock,
par value $.0019
per share         850,000 sh.(2)   $27.31         $23,213,500      $7,035
________________________________________________________________________________

(1) Pursuant to Rule 457, the proposed maximum offering price per share is estimated solely for the purpose of computing the amount of the registration fee and is based on the average of the high and low sales price of the Common Stock of the registrant reported on the National Market System of the National Association of Securities Dealers Automated Quotation System on August 11, 1997.

(2) Plus such indeterminate number of additional shares as shall become issuable pursuant to the anti-dilution provisions of the above-mentioned options.
________________________________________________________________________________


PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, filed by Bionx Implants, Inc. (the "Company") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference:

     (a) the Company's Prospectus, dated April 25, 1997, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended;

     (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

     (c) the Company's Current Report on Form 8-K dated May 20, 1997; and

     (d) the description of the Common Stock of the Company contained in the Company's Form 8-A declared effective by the SEC on April 24, 1997.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     The Company's Certificate of Incorporation provides that the Company shall indemnify to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, and the Compan's by-laws provide that the Company shall indemnify to the fullest extent permitted by law, all present and former directors and officers, and any such person serving or agreeing to serve as an officer or director (or, in the case of the Certificate of Incorporation in any other capacity), with any other enterprise at the Company's request, in connection with any proceeding threatened, pending or instituted against such party by reason of their serving or agreeing to serve in such capacity. The Company's Certificate of Incorporation also permits indemnification of the Company's agents extending to the limits created by Delaware law. The Company's By-Laws describe certain procedures applicable to indemnification rights.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     4.1 Registrant's Restated Certificate of Incorporation is incorporated by reference to Exhibit 3.2 of Amendment No. 4 to Registrant's Registration Statement on Form S-1 (No. 333-22359).

     5.1 Opinion of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C.

     23.1 Independent Auditors' Consent (KPMG Peat Marwick LLP)

     23.2 Consent of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C. (included in Exhibit 5.1)

     24.1 Power of Attorney

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that Paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Blue Bell, State of Pennsylvania, on the 13th day of August, 1997.

                                                BIONX IMPLANTS, INC.

                                                By: /s/ David W. Anderson
                                                    ____________________________
                                                    David W. Anderson, President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signatures                                Title                                 Date

/s/ Terry D. Wall*                     Chairman of the Board                           August 13, 1997
Terry D. Wall

/s/David W. Anderson                   Director, President and Chief                   August 13, 1997
David W. Anderson                      Executive Officer

/s/David J. Bershad*                   Director                                        August 13, 1997
David J. Bershad

/s/Anthony J. Dimun*                   Director                                        August 13, 1997
Anthony J. Dimun

/s/David H. MacCallum, Jr.*            Director                                        August 13, 1997
David H. MacCallum, Jr.

/s/Pertti Tormala*                     Director                                        August 13, 1997
Pertti Tormala

/s/Michael J. O'Brien*                 Chief Financial and Accounting                  August 13, 1997
Michael J. O'Brien                     Officer


                                       *By:/s/David W. Anderson
                                             _______________________
                                               David W. Anderson,
                                               Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit No.                                    Description

  4.1 Registrant's Restated Certificate of Incorporation (incorporated by reference)

  5.1                Opinion of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C.

 23.1                Independent Auditors' Consent (KPMG Peat Marwick LLP)

 23.2                Consent of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C.
                     is included in Exhibit 5.1

 24.1                Power of Attorney